UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO.1

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 9, 2007
____________________________

ICP SOLAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51790	20-0643604
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7075 Place Robert-Joncas
Montreal, Quebec	H4M 2Z2
(Address of principal executive offices)	(Zip Code)

(514) 270-5770
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K filed on May 10, 2007, is being filed for the purpose of filing an amendment to exhibit 2.1 to such Form 8K. Sections 2.2 (a), (b) and (d) of the Share Purchase Agreement filed as exhibit 2.1, have been amended , to reflect the revised payment modalities regarding the payment by ISE Solar LLC to ICP Solar Technologies Inc. (the "Company") for the purchase of 85% of the Company’s shares in its subsidiary.

The Amendment to the Share Purchase Agreement is intended to replace Sections 2.2 (a), (b) and (d) of the Share Purchase Agreement and no other changes are being made by means of this filing.

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference.

ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ICP Solar Technologies Inc. (the "Company"), a developer, manufacturer and marketer of solar cells and products, announced today that the Company has completed the sale of a majority of its shares in its wholly owned manufacturing subsidiary ICP Solar Technologies (UK) Ltd. located in Wales, Great Britain ("ICP UK"), to ISE Solar LLC ("ISE") for aggregate proceeds of $3.0 million USD.

On May 9, 2007, the Company and ISE signed a Share Purchase Agreement (the "Agreement"). Under the terms of the Agreement, ISE shall acquire 85% of all of the Company’s shares in ICP UK for an aggregate amount of US$3 million. On May 10, 2007, the Company and ISE signed an Amendment to the Agreement ("Amendment), revising the modalities of payment. As per the terms of the Amendment, ISE shall pay the Company a total of $1.00 for the shares. In addition, ISE will also pay the Company an amount equivalent to $3,000,000, representing the principal amount on a loan owed to the Company by ICP UK, as follows:

(a)     US$500,000 upon signing of the Agreement;

(b)     US$500,000 on November 29, 2007;

(c)     The balance shall be repaid as monthly payments for a period of 13.94 months as of January 1, 2008. Each monthly payment shall be equal to US$143,000 per month and shall be made either in cash, or in kind in the form of solar panels, at the option of the Company or its subsidiaries, as per the terms of the Agreement.

(d)     From the signing of this Share Purchase Agreement until the Monthly Payment Commencement Date, the Vendor shall acquire 7,000 Solar Panels per month from the Acquirer, at a price per Solar Panel commencing at $24.60 and decreasing down to the Panel Price as the total cost per Solar Panel decreases, the sale of the panels shall be on a C.O.D/ F.O.B. basis until such time as the Acquirer has secured an accounts receivables line of credit in which case, payment terms shall be net 60. The Vendor shall have the option to acquire up to 7,000 Solar Panels per month from the Acquirer at the Panel Price for a 6 month period commencing from the date of the last Monthly Payment.

Under the terms of the agreement, the Company will retain a minority shareholding of ICP UK and Sass Peress, Chairman and CEO of the Company will remain on the Board of the joint venture company.

The aforementioned does not purport to be a complete description of the Share Purchase Agreement and of the Amendment to the Share Purchase Agreement and is qualified in its entirety by reference to the Share Purchase Agreement and to the Amendment to the Share Purchase Agreement, filed as exhibits herewith and incorporated herein by reference.

SECTION 8 OTHER EVENTS

ITEM 8.01 OTHER EVENTS

On May 10, 2007, the Company issued a press release announcing the signing of the Share Purchase Agreement, which is filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.		Description
Exhibit 2.1	(a)	Share Purchase Agreement dated May 9, 2007(1)
	(b)	Amendment to Share Purchase Agreement dated May 10, 2007

Exhibit 99.1		Press release dated May 10, 2007, of ICP Solar Technologies Inc., announcing the execution of the Share Purchase Agreement.(1)

Note
	(1)	Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on May 10, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICP SOLAR TECHNOLOGIES INC.

Date: May 15, 2007
	By:	/s/ Sass Peress
SASS PERESS
President, Chief Executive Officer and Chairman